UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 9, 2011

Oak Ridge Financial Services, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	000-52640	20-8550086
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2211 Oak Ridge Road

P.O. Box 2

Oak Ridge, North Carolina 27310

(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 644-9944

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; APPOINTMENT OF PRINCIPAL OFFICERS.

(d)

On June 20, 2011, the Board of Directors of Oak Ridge Financial Services, Inc. (the “Company”), the parent company of Bank of Oak Ridge (the “Bank”) elected Dr. Neal Tennant to serve as a director of the Company and the Bank, effective July 1, 2011. Dr. Tennant is expected to be named to serve on the ALCO Committee of the Company and is expected to be named to serve on the Audit Committee of the Bank.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company held its Annual Meeting of Shareholders on June 9, 2011. A total of 1,368,898 shares, or 76.23 % of the eligible voting shares, were voted. The following proposals were voted on by the shareholders:

Proposal 1

To elect the following persons to serve as directors of the Company until the 2014 Annual Meeting of Shareholders or until their successors are duly elected and qualified:

Name	For	Abstain	Withheld

Lynda J. Anderson	805,276	0	7,023
Douglas G. Boike	805,924	0	6,375
Billy R. Kanoy	788,176	0	24,123
Stephen S. Neal	803,133	0	9,166

To elect the following person to serve as a director of the Company until the 2013 Annual Meeting of Shareholders or until his successor is duly elected and qualified:

Name	For	Abstain	Withheld

Manuel L. Perkins	799,174	0	13,125

There were 556,599 broker non-votes for Proposal 1.

The five nominees for election as directors received the greatest number of votes and were each elected directors.

Proposal 2

To vote on a non-binding advisory resolution for approval of the executive compensation disclosed in the Proxy Statement:

For	Against	Abstain

721,064	30,253	60,982

There were 556,599 broker non-votes for Proposal 2.

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved.

Proposal 3

To ratify the appointment of Elliott Davis, PLLC, as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011:

For	Against	Abstain

1,362,540	3,855	2,503

There were no broker non-votes for Proposal 3.

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAK RIDGE FINANCIAL SERVICES, INC.

Date: July 6 2011	By:	/s/ Thomas W. Wayne
Thomas W. Wayne, Secretary and Chief Financial Officer